Exhibit 99.1

Hewlett Packard Enterprise
6280 America Center Drive
San Jose, CA 95002

hpe.com

Press Release
Hewlett Packard Enterprise Announces Full Redemption of 3.600% Senior Notes Due 2020

Editorial contact Stefanie Notaney stefanie.notaney@hpe.com Investor contact Sonalee Parekh investor.relations@hpe.com
SAN JOSE, Calif. – (July 17, 2020) – Hewlett Packard Enterprise (“HPE”) (NYSE: HPE) today announced that on August 17, 2020 (the “Redemption Date”) it will redeem all $3,000,000,000 of the outstanding aggregate principal amount of its 3.600% Senior Notes due 2020 (CUSIP Nos. 42824CAE9, 42824CAG4, U42832AE2) (the “Notes”). The Notes will be redeemed at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present value of the remaining scheduled payments of principal and interest thereon that would be due if the Notes matured on September 15, 2020 (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis, plus a “make-whole” premium determined pursuant to the terms of the indenture governing the Notes and accrued but unpaid interest to, but not including, the Redemption Date (the “Redemption Price”).

The Redemption Price will be calculated three business days prior to the Redemption Date in accordance with the terms of the indenture governing the Notes. On the Redemption Date, the Redemption Price shall become due and payable upon the Notes, and interest thereon shall cease to accrue on and after said date (unless HPE shall default in the payment of the Redemption Price).

About Hewlett Packard Enterprise
Hewlett Packard Enterprise is the global edge-to-cloud platform-as-a-service company that helps organizations accelerate outcomes by unlocking value from all of their data, everywhere. Built on decades of reimagining the future and innovating to advance the way we live and work, HPE delivers unique, open and intelligent technology solutions, with a consistent experience across all clouds and edges, to help customers develop new business models, engage in new ways, and increase operational performance. For more information, visit: www.hpe.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise and its consolidated subsidiaries may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to the scope and duration of the novel coronavirus pandemic (“COVID-19”) and its impact on our business, operations, liquidity and capital resources, employees, customers, partners, supply chain, financial results and the world economy; any projections of revenue, margins, expenses, effective tax rates, the impact of the U.S. Tax Cuts and Jobs Act of 2017, net earnings, net earnings per share, cash flows, benefit plan funding, deferred tax assets, share repurchases, currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring charges; any statements of the plans, strategies and objectives of management for future operations, as well as the execution of transformation and restructuring plans and any resulting cost savings, revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on Hewlett Packard Enterprise and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include the need to address the many challenges facing Hewlett Packard Enterprise’s businesses; the competitive pressures faced by Hewlett Packard Enterprise’s businesses; risks associated with executing Hewlett Packard Enterprise’s strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of Hewlett Packard Enterprise’s products and the delivery of Hewlett Packard Enterprise’s services effectively; the protection of Hewlett Packard Enterprise’s intellectual property assets, including intellectual property licensed from third parties and intellectual property shared with its former parent; risks associated with Hewlett Packard Enterprise’s international operations (including pandemics and public health problems, such as the outbreak of COVID-19); the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by Hewlett Packard Enterprise and its suppliers, customers, clients and partners, including any impact thereon resulting from events such as the COVID-19 pandemic; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the execution, timing and results of any transformation or restructuring plans, including estimates and assumptions related to the costs and anticipated benefits of implementing the transformation and restructuring plans; the effects of the U.S. Tax Cuts and Jobs Act and related guidance and regulations that may be implemented; the resolution of pending investigations, claims and disputes; and other risks that are described in Hewlett Packard Enterprise’s filings with the Securities and Exchange Commission, including but not limited to the risks described in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019, Hewlett Packard Enterprise’s Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2020 and April 30, 2020, and in other filings made by Hewlett Packard Enterprise from time to time with the Securities and Exchange Commission. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements, except as required by applicable law.